EXHIBIT 21.1

Pacer Health Corporation (“Pacer”), a Florida corporation, has ten subsidiaries:

•     Pacer Health Services, Inc. (a Florida corporation formed on May 5, 2003),

•     Pacer Health Management Corporation (a Louisiana Corporation formed on February 1, 2004),

•     Pacer Holdings of Louisiana, Inc. (a Florida corporation formed on March 3, 2004),

•     Pacer Holdings of Georgia, Inc. (a Florida corporation formed on June 26, 2004),

•     Pacer Health Management Corporation of Georgia (a Georgia corporation formed on June 28, 2004),

•     Pacer Holdings of Arkansas, Inc. (a Florida corporation formed on October 26, 2004),

•     Pacer Health Management of Florida LLC (an Florida limited liability company formed on December 19, 2005),

•     Pacer Holdings of Lafayette, Inc. (a Louisiana corporation formed on November 28, 2005),

•	Pacer Holdings of Lafayette, Inc. (a Louisiana corporation formed on November 28, 2005),

•	Pacer Holdings Of Kentuckey, Inc. ( A Florida Corporation formed on March 8, 2006), and

•	Pacer Health Management Corporation of Kentuckey ( A Kentuckey Corporation formed on March 20, 2006).

EXHIBIT 21.1